CONTRACT DATA PAGE

Contract Information

Contract Number: [123A456]	Date of Issue: [05/01/2025]

Contract Type: [Qualified]	Annuity Date: [01/01/2065]

Annuitant: [John Doe]	Annuitant Date of Birth: [02/01/1970]

Contract Owner: [John Doe]

Purchase Payment Information

Notification of Purchase Payments Limitation: We may limit Purchase Payments or transfers with no less than [180] days advance notice.

Minimum Initial Purchase Payment: [$1,000]

Minimum Periodic Payment(s): [$30]

Purchase Payment Age Limit: [Prior to the 86th birthday]

Separate Account: [USL Separate Account RS]

Fixed Account Options Information

Current Interest Rate for Fixed Account Plus: [1.00%]

Current Interest Rate for Short Term Fixed: [1.00%]

Guaranteed Minimum Interest Rate: [1.00%]

Guaranteed Minimum Interest Rate for Fixed Annuity Payments: 1.00%

Transfer Restrictions From Short Term Fixed Account: Transfers from the Short Term Fixed Account are restricted for at least [90] days. This restriction period may not exceed [180] days.

Transfer Limit for Fixed Account Plus: [20%]

Minimum Amount in Fixed Account Plus: [$500]

Throughout the duration of the Contract, USL may close one or more of the Fixed Account Options to deposits or transfer ins from other Investment Options, and to transfers among the Investment Options, at any time after the Date of Issue with [30] days advance written notice. USL may make the Fixed Account Options available or close the Fixed Account Options as frequently as it determines at any point in time while the Contract is in force, provided USL gives [30] advance written notice in each case. This right may be exercised where the yield on investments would not support the Guaranteed Minimum Interest Rate or where new Purchase Payments or transfers in or among Investment Options do not comply with requirements regarding transfers provided for in this Contract.

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Withdrawal Information

Cash Surrender or Withdrawal Charge: [5% of (1) the amount withdrawn or (2) the amount being withdrawn attributable to Purchase Payments received during the most recent 60 months, whichever is less.]

Maximum Penalty-Free Withdrawal Percentage: [10.00%]

Minimum Contract Value: [$300]

Annuity Income Payment Information

Latest Annuity Date: [Annuitant’s attainment age of 90]

Interest Rate for Misstatement of Age or Sex: [3.00%]

Annuity Payment Determination Day: The [tenth (10th)] day or the preceding business day if the [tenth (10th)] day is not a business day preceding the date of the first annuity payment.

Annuity Income Payment Fifth Option – Payment for a Designated Period

Fixed payments payable to the Payee for a specified period between five (5) years and thirty (30) years. The following table demonstrates the highest premium amount required to purchase a payout annuity with an example of 1.00% interest rate.

Income Payment Fifth Option Table

Number of Years	Premium Amount	Number of Years	Premium Amount	Number of Years	Premium Amount	Number of Years	Premium Amount

5	$58.51	12	$135.68	19	$207.66	26	$274.79

6	$69.86	13	$146.27	20	$217.54	27	$284.01

7	$81.11	14	$156.76	21	$227.32	28	$293.13

8	$92.24	15	$167.14	22	$237.00	29	$302.17

9	$103.26	16	$177.42	23	$246.59	30	$311.11

10	$114.18	17	$187.60	24	$256.09

11	$124.98	18	$197.68	25	$265.49

Investment Options

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001	Fixed Account Plus	002	Short Term Fixed Account

[148	Aggressive Growth Lifestyle Fund	135	Small Cap Growth Fund

90	American Beacon Man Large Cap Growth Fund	14	Small Cap Index Fund

69	Ariel Appreciation Fund	84	Small Cap Special Values Fund

68	Ariel Fund	136	Small Cap Value Fund

5	Asset Allocation Fund	10	Stock Index Fund

139	Capital Appreciation Fund	16	Systematic Core Fund

150	Conservative Growth Lifestyle Fund	72	Systematic Growth Fund

158	Core Bond Fund	75	Systematic Value Fund

21	Dividend Value Fund	104	T. Rowe Price Retirement 2015 Fund

87	Emerging Economies Fund	105	T. Rowe Price Retirement 2020 Fund

101	Global Real Estate Fund	106	T. Rowe Price Retirement 2025 Fund

88	Global Strategy Fund	107	T. Rowe Price Retirement 2030 Fund

161	Goldman Sachs Government Money Market Fund	108	T. Rowe Price Retirement 2035 Fund

8	Government Securities Fund	109	T. Rowe Price Retirement 2040 Fund

78	Growth Fund	110	T. Rowe Price Retirement 2045 Fund

160	High Yield Bond Fund	111	T. Rowe Price Retirement 2050 Fund

77	Inflation Protected Fund	112	T. Rowe Price Retirement 2055 Fund

11	International Equities Index Fund	113	T. Rowe Price Retirement 2060 Fund

13	International Government Bond Fund	141	U.S Socially Responsible Fund

20	International Growth Fund	53	Vanguard Life Strategy Moderate

			Growth Fund

133	International Opportunities Fund	54	Vanguard LifeStrategy Conservative

			Growth Fund

12	International Socially Responsible Fund	52	Vanguard LifeStrategy Growth Fund

			Vanguard Long-Term Investment Grade

89	International Value Fund	22	Fund

102	Invesco Balanced Risk Commodity Strategy Fund	23	Vanguard Long-Term Treasure Fund

79	Large Capital Growth Fund	25	Vanguard Wellington Fund

4	Mid Cap Index Fund	24	Vanguard Windsor II Fund]

83	Mid Cap Strategic Growth Fund

138	Mid Cap Value Fund

149	Moderate Growth Lifestyle Fund

46	Nasdaq-100 Index Fund

17	Science & Technology Fund

Investment Option Allocation Limit: [20] [Investment Options at any one time]. Public funds will not be available for non-qualified plans.

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